Exhibit 99.1

Contact:
Trinseo
Andy Myers
Tel : +1 610-240-3221
Email: aemyers@trinseo.com

Trinseo Announces Fourth Quarter and Full-Year 2022 Expected Results and Goodwill Impairment; Provides Details for Fourth Quarter 2022 Conference Call

Fourth Quarter 2022 Expected Results

●	Net loss from continuing operations of $367 million to $362 million and Adjusted EBITDA* of $4 million to $9 million
●	Net loss includes a pre-tax, non-cash goodwill impairment charge of $297 million related to the PMMA business and Aristech Surfaces reporting units
●

Cash from operations of $32 million to $37 million and capital expenditures of approximately $54 million resulting in Free Cash Flow* of negative $22 million to $17 million; results included a $34 million payment for settlement of the European Commission’s 2018 investigation of the Company’s styrene purchasing practices in Europe

Full-Year 2022 Expected Results

●	Net loss from continuing operations of $432 million to $427 million and Adjusted EBITDA* of $309 million to $314 million
●	Cash from operations of $41 million to $46 million and capital expenditures of $149 million resulting in Free Cash Flow* of negative $108 million to $103 million
●	Year-end cash of $212 million plus an additional $252 million of available liquidity from two undrawn, committed financing facilities

(Unaudited)
	Current Expectation Three Months Ended	Current Expectation Year Ended	Prior Guidance Year Ended
(In millions)	December 31, 2022	December 31, 2022	December 31, 2022
Net loss from continuing operations	$ (367) – (362)	$ (432) – (427)	$(126) – (91)
Adjusted EBITDA*	4 –9	309 – 314	325 - 375
Cash from operations	32 – 37	41 – 46	~150
Free Cash Flow*	(22) – (17)	(108) – (103)	~0

*For a reconciliation Adjusted EBITDA and Free Cash Flow, both of which are non-GAAP measures, to net loss from continuing operations and cash from operations, see Notes 1 and 2 below. For the ‘Prior Guidance’ column, refer to the Company’s press release, furnished on its Form 8-K dated November 2, 2022, for a reconciliation of non-GAAP measures to their corresponding GAAP measures.

WAYNE, Pa — January 26, 2023 — Trinseo (NYSE: TSE), a specialty material solutions provider, announced expectations for its fourth quarter 2022 financial results. Net loss from continuing operations and Adjusted EBITDA expectations include a pre-tax unfavorable net timing impact of $19 million from declining raw material costs as well as a $15 million unfavorable impact from natural gas hedges that were put into place in the second half of the year.

Commenting on the Company’s fourth quarter performance, Frank Bozich, President and Chief Executive Officer of Trinseo, said, “Our fourth quarter results reflect a challenging operating environment including a continuation of customer destocking, lower underlying demand, and volume and margin impacts from lower-cost imports into Europe from Asia. As a result, our earnings and cash generation were below our previous expectations. However, due to proactive operating decisions such as idling styrene production throughout the fourth quarter, we saw a considerable sequential Adjusted EBITDA improvement of more than $40 million. Further improvement in the first quarter is expected given seasonally stronger demand, lower energy prices and the realization of our asset restructuring initiatives.”

In connection with the Company’s annual goodwill impairment analysis performed in the fourth quarter, the Company expects to record a non-cash impairment charge of $297 million related to the PMMA business and Aristech Surfaces reporting units’ goodwill balances established in 2021. The impairment charges were attributed to a challenging macroeconomic environment, including significantly lower demand for building & construction and wellness applications, which led to lower operating results including slower growth projections as well as a prolonged drop in market capitalization. These impairment charges do not affect the Company’s cash position, and the Company remains encouraged about the businesses’ expected synergies and strategic value as we continue to evolve as a specialty material and sustainable solutions provider.

Bozich continued, “Despite the near-term challenges, we remain very optimistic about these businesses. Sales volume has been impacted by weak underlying demand and continued customer destocking. In addition, both volume and margins were pressured as elevated natural gas prices in Europe and low demand in China created an arbitrage window for lower-cost commodity products from Asia to be more heavily imported into Europe and North America. We view both of these as temporary circumstances which we believe will resolve themselves in the coming quarters.”

For a reconciliation of estimated fourth quarter and full year 2022 (unaudited) net loss from continuing operations to Adjusted EBITDA and cash provided by operating activities to Free Cash Flow for fourth quarter and full year 2022, see Notes 1 and 2 below, respectively.

Trinseo will host a conference call to discuss further details of its fourth quarter and full year 2022 financial results on Thursday, February 9, 2023, at 10 AM Eastern Time.

Commenting on results will be Frank Bozich, President and Chief Executive Officer, David Stasse, Executive Vice President and Chief Financial Officer, and Andy Myers, Director of Investor Relations. The conference call will include introductory comments followed by a question-and-answer session.

For those interested in asking questions during the Q&A, please register using the following link:

●	Conference Call Registration

For those interested in listening only, please register for the webcast using the following link:

●	Webcast Registration

After registering for the conference call, you will receive a confirmation email with a meeting invitation and information for entry. Registration is open through the live call, but it is advised you register in advance to ensure you are connected for the full call.

Trinseo will distribute its fourth quarter 2022 financial results via press release on Business Wire and post the release and presentation slides on the Company’s Investor Relations website on Wednesday, February 8, 2023, after market close. The Company will furnish copies of the financial results press release and presentation slides to investors by means of a Form 8-K filing with the U.S. Securities and Exchange Commission.

A replay of the conference call and transcript will be archived on the Company’s Investor Relations website shortly following the conference call. The replay will be available until February 9, 2024.

Unaudited financial data for the fiscal quarter and year ended December 31, 2022, presented herein are preliminary, based upon our good faith estimates and subject to completion of our financial closing procedures. We have provided ranges for certain of our expectations described herein because our fiscal quarter and year-end closing procedures are not yet complete. While we expect that our final financial results for the quarterly and annual periods ended December 31, 2022, following the completion of our financial closing procedures, will be within the ranges described herein, our actual results may differ materially from these estimates as a result of the completion of our financial closing procedures as well as final adjustments and other developments that may arise between now and the time that our financial results for these quarterly and annual periods are finalized. All the data presented herein has been prepared by and is the responsibility of management. This summary is not a comprehensive statement of our financial results for the quarterly and annual periods.

Note 1: Reconciliation of Non-GAAP Performance Measures to Net income

We present Adjusted EBITDA as a non-GAAP financial performance measure, which we define as income from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; loss on extinguishment of long-

term debt; asset impairment charges; gains or losses on the dispositions of businesses and assets; restructuring charges; acquisition related costs and other items.  In doing so, we are providing management, investors, and credit rating agencies with an indicator of our ongoing performance and business trends, removing the impact of transactions and events that we would not consider a part of our core operations.

We also present Adjusted Net Income (Loss) as an additional performance measure. Adjusted Net Income (Loss) is calculated as Adjusted EBITDA (defined beginning with net income from continuing operations, above), less interest expense, less the provision for income taxes and depreciation and amortization, tax affected for various discrete items, as appropriate. We believe that Adjusted Net Income (Loss) provides transparent and useful information to management, investors, analysts, and other stakeholders in evaluating and assessing our operating results from period-to-period after removing the impact of certain transactions and activities that affect comparability and that are not considered part of our core operations.

There are limitations to using the financial performance measures noted above. These performance measures are not intended to represent net income or other measures of financial performance.  As such, they should not be used as alternatives to net income as indicators of operating performance. Other companies in our industry may define these performance measures differently than we do. As a result, it may be difficult to use these or similarly named financial measures that other companies may use to compare the performance of those companies to our performance. We compensate for these limitations by providing reconciliations of these performance measures to our net income, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliations of expected net income from continuing operations to Adjusted EBITDA and Adjusted Net Income (Loss) for the three months and full year ended December 31, 2022.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

(Unaudited)
	Three Months Ended	Year Ended
(In millions, except per share data)	December 31, 2022	December 31, 2022
Adjusted EBITDA	$4 – 9	$ 309 – 314
Interest expense, net	(35)	(113)
Benefit from income taxes	~ 83	~ 41
Depreciation and amortization	(90)	(237)
Reconciling items to Adjusted EBITDA (a)	(329)	(432)
Net loss from continuing operations	(367) – (362)	(432) – (427)
Reconciling items to Adjusted Net Loss (a)	~ 304	~ 411
Adjusted Net Loss	(63) – (58)	(21) – (16)

(a)	Reconciling items to Adjusted EBITDA and Adjusted Net Income (Loss) for the three months and year ended December 31, 2022, reflect the Company’s preliminary estimate of adjustments for the periods, and primarily reflect various costs associated with ongoing strategic initiatives of the Company, restructuring and impairment charges. The amounts for the three months and year ended December 31, 2022, are inclusive of the PMMA business and Aristech Surfaces goodwill impairment and the asset restructuring plan announced in the fourth quarter. The year ended December 31, 2022 also includes the European Commission request for information, adjusted for foreign exchange rate impacts.

Note that the accelerated depreciation charges incurred as part of the Company’s asset restructuring plan are included within the “Depreciation and amortization” caption above, and therefore are not included as a separate adjustment within this caption.

Note 2: Reconciliation of Non-GAAP Liquidity Measures to Cash from Operations

The Company uses Free Cash Flow to evaluate and discuss its liquidity position and results. Free Cash Flow is defined as cash from operating activities, less capital expenditures. We believe that Free Cash Flow provides an important indicator of the Company’s ongoing ability to generate cash through core operations, as it excludes the cash impacts of various financing transactions as well as cash flows from business combinations that are not considered organic in nature. We also believe that Free Cash Flow provides management and investors with a useful analytical indicator of our ability to service our indebtedness, pay dividends (when declared), and meet our ongoing cash obligations.

Free Cash Flow is not intended to represent cash flows from operations as defined by GAAP, and therefore, should not be used as an alternative for that measure. Other companies in our industry may define Free Cash Flow differently than we do. As a result, it may be difficult to use this or similarly named financial measures that other companies may use, to compare the liquidity and cash generation of those companies to our own. The Company compensates for these limitations by providing the following detail, which is determined in accordance with GAAP.

For the reasons discussed above, we are providing the following reconciliation of expected cash provided by operating activities to Free Cash Flow for the three months ended December 31, 2022 and for the full year ended December 31, 2022.  See “Note on Forward-Looking Statements” below for a discussion of the limitations of these estimates. Amounts below may not sum due to rounding.

(Unaudited)
	Three Months Ended	Year Ended
(In millions)	December 31, 2022	December 31, 2022
Cash provided by operating activities	$32 - 37	$41 - 46
Capital expenditures	(54)	(149)
Free Cash Flow	(22) – (17)	(108) – (103)

About Trinseo

Trinseo (NYSE: TSE) a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart, and sustainability-focused manner by combining its premier expertise, forward-looking innovations and best-in-class materials to unlock value for companies and consumers.

From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including consumer goods, mobility, building and construction, and medical.

Trinseo’s approximately 3,400 employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe, and Asia Pacific. Trinseo reported net sales of approximately $4.8 billion in 2021. Discover more by visiting www.trinseo.com and connecting with Trinseo on LinkedIn, Twitter, Facebook and WeChat.

Use of non-GAAP measures

In addition to using standard measures of performance and liquidity that are recognized in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use additional measures of income excluding certain GAAP items (“non-GAAP measures”), such as Adjusted Net Income, EBITDA and Adjusted EBITDA and measures of liquidity excluding certain GAAP items, such as Free Cash Flow. We believe these measures are useful for investors and management in evaluating business trends and performance each period. These measures are also used to manage our business and assess current period profitability, as well as to provide an appropriate basis to evaluate the effectiveness of our pricing strategies. Such measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity, as applicable. The definitions of each of these measures, further discussion of usefulness, and reconciliations of non-GAAP measures to GAAP measures are provided herein.

Note on Forward-Looking Statements

This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like "expect," "anticipate," “believe,” "intend," "forecast," "outlook," "will," "may," "might," "see," "tend," "assume," "potential," "likely," "target," "plan," "contemplate," "seek," "attempt," "should," "could," "would" or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; increased energy costs; our ability to successfully generate cost savings and increase profitability through asset restructuring initiatives; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.